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                                                                   Exhibit 10.31

                                                                 EXECUTION COPY

                              MANAGEMENT AGREEMENT

         This MANAGEMENT AGREEMENT (this "AGREEMENT") is executed as of this 22nd day of February, 2001 by and between UBIQUITEL OPERATING COMPANY, a Delaware corporation ("UBIQUITEL"), and VIA WIRELESS, LLC (f/k/a/ Central Wireless Partnership), a California limited liability company having its principal offices at 6781 North Palm, Fresno, California 93704 ("LLC").

                                    RECITALS

         A. LLC holds licenses ("LICENSES") issued by the Federal Communications Commission ("FCC") authorizing it to construct and operate personal communications service ("PCS") systems to serve one or more Basic Trading Areas ("BTA(S)") (individually and collectively the "PCS SYSTEM").

         B. LLC and Sprint Spectrum L.P. ("SPRINT") entered into a Sprint PCS Affiliation Agreement on January 29, 1999 ("AFFILIATION AGREEMENT"), pursuant to which the PCS System will be constructed, operated, managed and maintained in the BTAs as a portion of the Sprint PCS Network.

         C. LLC is managed by a Members Committee (the "MEMBERS COMMITTEE") and its designated officers ("LLC OFFICERS").

         D. UbiquiTel Inc., a Delaware corporation and the parent company of UbiquiTel ("UBIQUITEL PARENT"), and/or UbiquiTel, on the one hand, and LLC and/or the members of LLC (the "MEMBERS"), on the other hand, have entered into:

               (i) a Merger Agreement of even date herewith pursuant to which UbiquiTel Parent will acquire all of the outstanding membership interests of LLC (the "MERGER AGREEMENT") (capitalized terms used herein and not otherwise defined shall have the meaning attributed to them in the Merger Agreement);

               (ii) a Revolving Credit and Term Loan Agreement of even date herewith ("LOAN AGREEMENT") pursuant to which UbiquiTel has agreed to make available to LLC a revolving credit facility in the amount of $25,000,000 to finance the operations of LLC pending the Closing under the Merger Agreement; and

               (iii) this Agreement, to enable LLC and UbiquiTel to work together pending the Pre-Closing, to facilitate the transition and minimize any disruption to LLC's customers, and to assist LLC in the management of its business and the conversion of its Sprint Affiliate relationship from a Type III Sprint Affiliate to a Type II Sprint Affiliate.

         NOW, THEREFORE, the parties agree as follows:

I.       MANAGEMENT COMMITTEE.

         1.1   CREATION.

         The parties hereby create a Management Committee comprised of three representatives, one designated by UbiquiTel (the "UBIQUITEL REPRESENTATIVE") and two designated by the Members Committee (the "LLC REPRESENTATIVES") (the UbiquiTel Representative and the LLC Representatives hereinafter are referred to collectively as the "REPRESENTATIVES"). UbiquiTel hereby designates as its

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initial UbiquiTel Representative Dean Russell. LLC hereby designates as its initial LLC Representatives David Nelson and Matthew Boos. LLC shall designate a replacement for either of the initial LLC Representatives if they become unable to serve, and UbiquiTel shall designate a replacement for its initial UbiquiTel Representative if he becomes unable to serve. The Members Committee shall designate a principal LLC Officer (the "PRINCIPAL LLC OFFICER") who shall perform the tasks designated for such individual in this Agreement. The initial Principal LLC Officer shall be David Nelson. If David Nelson is unable to serve as Principal LLC Officer during the term of this Agreement because of his voluntary resignation, death or disability, the Members Committee shall designate a replacement Principal LLC Officer from the list of individuals and in the order set forth in EXHIBIT A attached hereto. If the Members Committee shall not have designated a replacement, Matthew Boos shall be deemed to be the Principal LLC Officer for all purposes under this Agreement until such replacement is appointed in accordance with this Section 1.1. LLC agrees that the Principal LLC Officer will cooperate with, and not take any actions to interfere with the functions of, the Operating Manager (as defined below) hereunder.

         1.2   AUTHORITY OF MANAGEMENT COMMITTEE.

         Pursuant to the provisions of this Agreement, and the Operating Agreement of LLC, as originally executed and as amended from time to time ("OPERATING AGREEMENT"), the Management Committee is granted the authority to establish business plans, policies, budgets and direction for LLC. As part of and further to this grant of authority, the Management Committee hereby takes the following actions and adopts the following provisions:

               (a) The Management Committee hereby appoints UbiquiTel as the operating manager (the "OPERATING MANAGER") to manage and operate the wireless network and operations of LLC (the "WIRELESS NETWORK") in the central valley of California with the authority and subject to the limitations, provided for in this Agreement;

               (b) The Management Committee hereby adopts the Operations Transition Plan-Key Milestones and Timeline (the "TRANSITION PLAN") set forth as EXHIBIT B and hereby directs the Operating Manager to implement the Transition Plan as part of its operations; and

               (c ) The Management Committee hereby adopts the budget (the "BUDGET") set forth as EXHIBIT C and instructs the Operating Manager to manage the operations and implement the Transition Plan according to and subject to the limitations of the Budget.

         1.3   DUTIES OF OPERATING MANAGER.

         The Operating Manager, consulting with the Principal LLC Officer as more specifically set forth in this Section 1.3, shall supervise and direct the day-to-day management and operations of the Wireless Network and will act at all times in a manner consistent with this Agreement. The day-to-day business and affairs of LLC will be conducted by the Operating Manager in accordance with the policies and direction established by the Management Committee under and pursuant to the terms of this Agreement, the Transition Plan and the Budget. The Operating Manager shall direct appropriate persons to perform such tasks as shall be necessary and appropriate to implement the direction and policies established by the Management Committee. To the extent that the Management Committee refrains from exercising any of the authority given to it under this Agreement, the Operating Manager shall conduct the day-to-day business and affairs of LLC under the authority of the Members Committee. Without limiting the foregoing, except as set forth in Section 1.4 below, the Management Committee hereby authorizes and directs the Operating Manager and the Operating Manager agrees to:


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               (a) assume and be responsible for the day-to-day business
operations of the Wireless Network, utilizing LLC Officers and employees and other persons designated by the Operating Manager and necessary to conduct such operations pursuant to the terms of this Agreement;

               (b) provide David Nelson (and the Principal LLC Officer if not David Nelson or a present employee of LLC) with an office and administrative support at the offices of LLC throughout the term of this Agreement and promptly inform the Principal LLC Officer of any significant actions and decisions proposed by the Operating Manager; and the Operating Manager agrees to cooperate with, and not take any actions to interfere with the functions of, the Principal LLC Officer hereunder;

               (c) (i) subject to the prior approval of the Principal LLC Officer, establish and terminate bank accounts in connection with the day-to-day operations of the Wireless Network, establish signatories for bank accounts (which may include and require the signature of one or more Representatives of the Management Committee with respect to checks and obligations which must be paid on LLC's behalf and existing on the Effective Date (as defined in Section
6.1 hereof) of this Agreement), (ii) incur obligations on behalf of LLC in connection with the day-to-day business operations of the Wireless Network in accordance with the Budget, and (iii) pay or cause to be paid all bills arising in connection with the day-to-day business activities of the Wireless Network, both to trade creditors and for capital expenditures, in accordance with the Budget;

               (d) hire and discharge staff, with the prior approval of the Principal LLC Officer to the extent such actions, taken as a whole, are subject to the limitations of Section 1.4 below;

               (e) collect revenues and apply revenues to reimbursement and payment of costs and expenses and payment of interest and principal on outstanding loans in accordance with the Budget;

               (f) maintain accounting, bookkeeping and financial services and systems ("SYSTEMS") during the term of this Agreement sufficient to support the Wireless Network operations to the same level as prior to the execution of this Agreement, provided that existing Systems may be materially modified or changed only with the prior approval of the Principal LLC Officer;

               (g) enter into agreements and leases as appropriate in the course of constructing, operating, maintaining, and servicing the PCS System;

               (h) apply for and maintain all licenses, permits, franchises, and operating rights (other than licenses, permits or authorizations issued by the FCC) that may be necessary or appropriate for the conduct of the business of the Wireless Network;

               (i) contract, subcontract, assign or delegate to any third party any of the activities, responsibilities, and powers set forth in this Agreement to the extent not inconsistent with the other provisions of this Agreement;

               (j) present and report monthly to the Management Committee the financial and operational results of LLC and the Wireless Network;

               (k) take such actions as are reasonably necessary to maintain the ability of the Wireless Network to operate as a separate and stand-alone business operation until (a) the Closing, or (b) the termination of the Merger Agreement pursuant to its terms; and

               (l) generally, do any and all other acts or recommend the execution of such other agreements, documents or affidavits, as may be necessary or as the Operating Manager (with the prior


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approval of the Principal LLC Officer for those matters required herein to be approved in advance by him) may deem appropriate to carry out this Agreement and to promote the successful operation of the Wireless Network, whether or not specifically enumerated herein.

         1.4 LIMITATIONS ON AUTHORITY OF OPERATING MANAGER, MANAGEMENT COMMITTEE AND LLC.

         None of the Operating Manager, Management Committee or LLC shall have the authority to do any of the following without the unanimous written consent of all three Representatives to the Management Committee:

               (a) request an Advance or Advances pursuant to the Loan Agreement other than to fund expenditures within the limits authorized by the Budget;

               (b) borrow money on behalf of LLC, or renegotiate or modify the terms of the existing LLC indebtedness, including without limitation, the indebtedness to the FCC, the Rural Telephone Finance Cooperative and to the Members;

               (c) renegotiate or modify any of LLC's existing agreements with Sprint, provided that the Operating Manager may make non-material modifications with the prior approval of the Principal LLC Officer;

               (d) execute or certify any filings to or for the FCC, except for those required in the ordinary course of LLC's business;

               (e) make any material modification or change to the Wireless Network other than as provided for in the Transition Plan and as may be funded within the expenditures authorized by the Budget;

               (f) incur any expense or any obligation which could result in a liability in excess of $80,000, other than an expense or obligation contemplated by the Budget;

               (g) cancel or compromise any claim or debt owed to or by LLC or UbiquiTel in connection with the Wireless Network or services hereunder in excess of $50,000 and not set forth in the Budget;

               (h) make any material change to the business or operations of the Wireless Network that would preclude the Wireless Network from operating as a stand-alone business operation should this Agreement be terminated prior to
(a) the Pre-Closing, or (b) the termination of the Merger Agreement pursuant to its terms;

               (i) cause LLC to breach in any material manner any agreement to which it is a party, including without limitation, the Sprint agreements, the RTFC Loan Agreement or the FCC License Agreement;

               (j) cause LLC to be materially in violation of any applicable law, including without limitation, any applicable ruling, order, regulation or statute imposed by any local, muncipal, state or federal governmental authority; or

               (k) amend or modify the Transition Plan or the Budget.


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         1.5   PROCEDURE.

               (a) The Management Committee shall determine in what manner and by what procedures it shall conduct its deliberations and activities, provided that the UbiquiTel Representative is provided with notice of and opportunity to participate in the deliberations and decisions of the Management Committee. The Management Committee may meet in person or by telephone. At the request of the Management Committee, any LLC Officer shall meet with the Management Committee to review business policy and direction. The Management Committee shall report periodically to the Members Committee. The Management Committee shall not cancel this Agreement nor change the terms of this Agreement without the unanimous written consent of all the members of the Management Committee.

               (b) If the Principal LLC Officer at any time shall inform the Operating Manager in writing that it objects to any proposed action or inaction to be taken or directed by the Operating Manager, then the Operating Manager shall not take such action or inaction for a period of two (2) days. Thereafter the Operating Manager may take such action or inaction unless within such two
(2) days the Management Committee has voted, by majority vote, to preclude such action or inaction (in which event UbiquiTel shall have the rights set forth in Section 6.2 below).

         1.6   FCC REQUIREMENTS.

         Notwithstanding anything to the contrary in this Agreement, LLC and the Members Committee shall retain ultimate control and authority over the Licenses in accordance with the requirements of the Communications Act of 1934, as amended, 47 U.S.C. 151 ET SEQ. (the "ACT"), and the rules and policies promulgated thereunder by the FCC. LLC shall not be required to take, and shall be entitled to refrain from taking, any action that would be inconsistent with that ultimate control and authority.

         1.7   EMPLOYEES OF AFFILIATES.

         The Operating Manager may use employees of UbiquiTel or UbiquiTel's Affiliates or employees of LLC or LLC's Affiliates in providing the services hereunder. "AFFILIATE" for purposes of this Agreement shall mean any person or entity that, directly or indirectly, alone or through one or more intermediaries, controls, is controlled by or is under common control with such person.

         1.8   AGENCY.

         The Management Committee hereby authorizes the Operating Manager to negotiate and execute as agent for and on behalf of the Management Committee any agreements or other documents to the extent authorized hereunder; provided such agreements or other documents are consistent with the Transition Plan and Budget.

         1.9   EXECUTION OF DOCUMENTS.

         With the prior written consent of the Management Committee, any instrument may be executed and delivered on behalf of LLC by a Representative of the Management Committee, and no other signature shall be required for any such instrument to be valid, binding, and enforceable against LLC in accordance with its terms. All persons may rely thereon if they deal with a Representative so authorized on the basis of documents approved and executed on behalf of LLC by such Representative.


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II.      PAYMENT.

         For the services provided by UbiquiTel, Affiliates of UbiquiTel or third parties retained by UbiquiTel, LLC shall reimburse UbiquiTel and its Affiliates, as the case may be, for all Reimbursable Costs. "REIMBURSABLE COSTS" for purposes of this Agreement means the reasonable costs, within the category and amount of expenditures authorized by the Budget, incurred by UbiquiTel or its Affiliates directly attributable to the performance of such services, including without limitation (A) all sums paid by UbiquiTel or its Affiliates to vendors or other third parties; (B) the salaries and expenses of those personnel of UbiquiTel or its Affiliates who are engaged in the performance of services hereunder, to the extent of the portion of time expended by such personnel in providing such services based on their direct compensation; (C) reasonably allocable benefits; and (D) the fees and expenses of independent technical consultants engaged with respect to the design, construction, management, operation and maintenance of the Wireless Network. UbiquiTel shall as part of its monthly report submit to the Members Committee a monthly statement showing in reasonable detail the calculation of Reimbursable Costs, which amounts shall be due and payable, except as expressly provided herein, within thirty (30) days of receipt of such statement by the Management Committee.

III.     LLC COVENANTS.

         Because UbiquiTel anticipates committing substantial resources during the term of this Agreement, LLC covenants and agrees that its Representatives:

               (a) shall not permit any liens or encumbrances to attach to any of the Licenses or the Wireless Network (other than Permitted Liens disclosed in the Merger Agreement) and, if any such liens or encumbrances shall arise, LLC shall immediately cure and remove all such liens and encumbrances;

               (b) shall not take any action which would reasonably be expected to result in the revocation, cancellation or adverse modification of any of the Licenses, the Wireless Network as a whole or the rights of UbiquiTel under this Agreement or any other agreement among UbiquiTel Parent, UbiquiTel and LLC;

               (c) shall immediately notify UbiquiTel of any pending or threatened action by the FCC or any other governmental agency, court or third party to suspend, revoke, terminate or challenge the Licenses, the Affiliation Agreement, or to investigate the operation of the Wireless Network; and

               (d) except as otherwise permitted under this Agreement, shall not interfere in any material manner with UbiquiTel's exercise or performance of its rights and obligations pursuant to this Agreement.

IV.      PROPRIETARY INFORMATION.

         Each party may from time to time be provided information that is confidential and/or proprietary to the other party including, without limitation, subscriber lists and other subscriber information, and financial, technical or business information relating to one party and provided by such party to the other and any other information, data, materials, drawings and plans and agrees that it will not reveal such information or any of it, which is not otherwise in the public domain, to a third party without the consent of the other party except as required by law or as necessary to perform obligations or enforce rights hereunder, that such information will be distributed only to those of its own employees and officers, agents, general partners, shareholders and Affiliates who have a reasonable need for it in order to carry out the purposes of this Agreement and who are bound by obligations of confidentiality substantially similar to those hereunder, that such information will not be used in any manner except for the purpose


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for which provided, and that upon termination of this Agreement, all documents containing such confidential and proprietary information upon request will be returned promptly to the party to which such information belongs or its destination certified.

V.       EXCULPATION AND INDEMNIFICATION.

         5.1   EXCULPATION.

         None of UbiquiTel Parent, UbiquiTel nor any Affiliate of either of them shall be liable, responsible, or accountable in damages or otherwise to LLC or to any Member of LLC, or to any successor, assignee, or transferee of LLC or of any Member, for any losses, claims, damages, or liabilities arising from (i) any act performed, or the omission to perform any act, within the scope of the authority conferred on the Management Committee or UbiquiTel by this Agreement, except by reason of acts or omissions of the Management Committee or UbiquiTel found by a court of competent jurisdiction upon entry of final judgment to be due to fraud, willful misconduct, gross negligence, or a knowing violation of the criminal law; (ii) the performance of, or the omission to perform, any acts on advice of legal counsel, accountants, or other professional consultants to LLC; or (iii) the negligence, dishonesty, or bad faith of any consultant, employee or agent of LLC selected or engaged by the Management Committee or UbiquiTel in good faith. The foregoing limitations shall not apply to any action or omission that results in a breach of the express terms of the Agreement by UbiquiTel, UbiquiTel Parent or any Affiliate of either of them.

         5.2   LIMITATION OF LIABILITY.

         IN NO EVENT WILL A PARTY OR ITS AFFILIATES BE LIABLE FOR SPECIAL, INDIRECT, INCIDENTAL, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES, OR LOSS OF PROFITS, ARISING FROM THE RELATIONSHIP OF THE PARTIES OR THE CONDUCT OF BUSINESS UNDER, OR BREACH OF THIS AGREEMENT, EXCEPT WHERE SUCH DAMAGES ARE CLAIMED BY OR AWARDED TO A THIRD PARTY IN A CLAIM OR ACTION AGAINST WHICH A PARTY HAS AN OBLIGATION OF INDEMNIFICATION PURSUANT TO SECTION 5.3.

         5.3   INDEMNIFICATION.

               (a) LLC shall indemnify, defend, and hold UbiquiTel Parent, UbiquiTel, any Affiliate of either of them and their respective officers, directors, employees, and agents (collectively, the "UBIQUITEL INDEMNITEES"), harmless from and against any loss, liability, damage, fine, judgment, penalty, attachment, cost or expense, including reasonable attorneys' fees, arising from any demands, claims, or lawsuits against any UbiquiTel Indemnitee, arising from or relating to the business or activities undertaken on behalf of LLC, provided that the acts or omissions are not found by a court of competent jurisdiction upon entry of a final judgment to be the result of fraud, willful misconduct, gross negligence, or a knowing violation of the criminal law of the person or entity seeking indemnification. The termination of any action, suit or proceeding by judgment, order, settlement, plea of NOLO CONTENDERE or its equivalent, or conviction shall not, of itself, create a presumption that any UbiquiTel Indemnitee shall not be entitled to indemnification hereunder or that any UbiquiTel Indemnitee did not act in good faith and in a manner which it or they reasonably believed to be in or not opposed to the bests interests of LLC.

               (b) UbiquiTel shall indemnify, defend, and hold LLC, its Affiliates and their respective officers, directors, employees, and agents (collectively, the "LLC INDEMNITEES"), harmless from and against any loss, liability, damage, fine, judgment, penalty, attachment, cost or expense,


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including reasonable attorneys' fees, arising from any demands, claims, or lawsuits against any LLC Indemnitee, arising from or relating to any material breach of this Agreement by UbiquiTel (a "UBIQUITEL BREACH"), provided that the acts or omissions of UbiquiTel giving rise to such UbiquiTel Breach are not found by a court of competent jurisdiction upon entry of a final judgment to be the result of fraud, willful misconduct, gross negligence, or a knowing violation of the criminal law of any LLC Indemnitee. The termination of any action, suit or proceeding by judgment, order, settlement, plea of NOLO CONTENDERE or its equivalent, or conviction shall not, of itself, create a presumption that any LLC Indemnitee shall not be entitled to indemnification hereunder.

VI.      TERM AND TERMINATION.

         6.1   TERM.

         This Agreement shall commence as of the date upon which UbiquiTel first makes an Advance to LCC pursuant to the Loan Agreement (the "Effective Date") and unless earlier terminated as provided herein, shall terminate immediately on the earlier of (a) the Pre-Closing, or (b) the termination of the Merger Agreement or the Loan Agreement for any reason pursuant to the respective terms thereof.

         6.2   EARLY TERMINATION BY UBIQUITEL.

         UbiquiTel may terminate this Agreement only as follows:


               (a) Subject to subparagraph (b) below, UbiquiTel shall have the right to terminate this Agreement only if:

                   (1) LLC is in material breach of a material term of this Agreement; provided, however, that LLC shall be deemed to be in breach hereunder only if the UbiquiTel Representative has given LLC written notice setting forth with reasonable specificity the details of the alleged material breach and LLC fails to cure such breach within twenty (20) days following the receipt of such notice; or

                   (2) The LLC Representatives take any action, by either voting for or against any particular action or proposal of the Operating Manager, as the case may be, and the UbiquiTel Representative objects to such action within five (5) business days by delivering written notice of its objection to the LLC Representatives by personal delivery, fascimile (with verification of receipt) or overnight courier service (with tracking of receipt); provided that the UbiquiTel Representative may not object to the taking of any action that is required by this Agreement or any failure to take action that is prohibited by this Agreement. The UbiquiTel Representative's written notice of objection shall state with reasonable specificity what action taken by the LLC Representatives is objected to and what action the UbiquiTel Representative desires the LLC Representatives to take in order to cure such objection. After receipt of the UbiquiTel Representative's written notice, the LLC Representatives shall have five (5) business days to rescind their action and cure the UbiquiTel Representative's objection as specified in its written notice. If they fail to cure, then UbiquiTel may terminate this Agreement.

               (b) Notwithstanding anything to the contrary in subparagraph
(a) above, UbiquiTel shall not have the right to terminate this Agreement:

                   (1) With respect to an event of termination under subparagraph (a)(1) above, if LLC has cured the breach as provided for above; or


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

                           (2)    With respect to an event of termination
under subparagraph (a)(2) above, if the LLC Representatives have cured the UbiquiTel Representative's objection as provided for above.

                  (c) If UbiquiTel terminates this Agreement as provided for above, the Merger Agreement shall also terminate as of the same date and all indebtedness outstanding under the Loan Agreement and Revolving Credit Note shall automatically be accelerated and shall become immediately due and payable.

         6.3      TERMINATION BY LLC.

         LLC may terminate this Agreement only if UbiquiTel or any of its Affiliates ("UBIQUITEL PARTIES") is in material breach of a material term of this Agreement; provided, however, that the UbiquiTel Parties shall be deemed to be in breach only if LLC has given UbiquiTel written notice setting forth with reasonable specificity the details of the alleged material breach and the UbiquiTel Parties fail to cure such breach within twenty (20) days following the receipt of such notice.

         6.4      EFFECT OF TERMINATION.

         Upon any termination or expiration of this Agreement, LLC shall continue to be liable to UbiquiTel for Reimbursable Costs properly incurred, itemized and submitted to LLC within thirty (30) days following termination or expiration.

         6.5      SURVIVAL UPON TERMINATION.

         Article IV, Article V, this Article VI and Article VII and Sections 8.2, 8.3, 8.4, 8.6, 8.8, 8.9 and 8.10 shall survive the termination of this Agreement.

VII.     TAXES.

         Each party shall retain full responsibility for all excise taxes, sales taxes, regulatory surcharges, emergency telephone service surcharges, and similar governmental levies relating to its facilities, operations and equipment of each respective party. To the extent that UbiquiTel is billed by any governmental agency or third party for taxes and surcharges relating to the LLC facilities, operations or equipment, it shall promptly notify LLC who shall promptly pay the tax or surcharge billed to UbiquiTel unless being contested by LLC in good faith; provided, however, that if UbiquiTel reasonably concludes that it must pay any such tax or surcharge relating to the LLC facilities, operations or equipment billed to it to protect any aspect of UbiquiTel's material operations, including its credit rating, it may pay the same, and shall be reimbursed by LLC therefor within thirty (30) days of receipt by LLC of an invoice therefor from UbiquiTel, regardless of whether or not LLC determines to attempt to recover such taxes and surcharges.

VIII.    MISCELLANEOUS.

         8.1      RELATIONSHIP; SELF-DEALING.

         UbiquiTel and its Affiliates may engage in or possess an interest in other business ventures of any nature or description, independently or with others, whether currently existing or hereafter created, including the acquisition, construction, management, operation and sale of wireless systems and services, and LLC shall not have any rights in or to such independent ventures or the income or profits derived therefrom. Nothing in this Agreement shall preclude transactions between UbiquiTel, or any Affiliate of UbiquiTel acting in and for its own account, and LLC, provided that the terms of any such transaction are

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

on terms no less favorable to LLC than could be obtained from an unrelated third party on an arm's length basis.

         8.2      MODIFICATION, WAIVER.

         This Agreement shall not be modified, waived, released or discharged except by a writing signed by an officer or authorized representative of each of the parties.

         8.3      SUCCESSORS AND ASSIGNS.

         No party may assign its rights and or obligations under this Agreement to any third party.

         8.4      BINDING EFFECT.

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and shall be binding upon any purchaser of the PCS System, which shall be required to assume all of LLC's obligations hereunder. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any person not a party hereto any right, remedy or claim under or by reason of this Agreement.

         8.5      FURTHER ASSURANCES.

         The parties shall execute and deliver such further instruments and perform such further acts as may reasonably be required to carry out the intent and purposes of this Agreement.

         8.6      HEADINGS.

         All article, section and paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the text of the Agreement.

         8.7      COUNTERPARTS.

         This Agreement may be signed in any number of counterparts, each of which shall be an original for all purposes, but all of which taken together shall constitute only one agreement.

         8.8      NOTICES.

         Any notice, request, demand, report, consent offer or other document or instrument which may be required or permitted to be furnished to or served upon a party hereunder shall be in writing which shall be personally delivered or sent by facsimile, electronic mail, telegram, cable or telex or deposited in the United States mail, registered or certified mail, return receipt requested, postage prepaid, addressed to the party entitled to receive the same at its address set forth below (or such other address as such party shall designate by notice to the other party given in the manner set forth herein):

         To UbiquiTel:
                  UbiquiTel Operating Company
                  One West Elm Street, 4th Floor
                  Conshohocken, Pennsylvania  19428
                  Attention:  Donald A. Harris, President and CEO
                              Patricia E. Knese, Esq.



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         With a copy to:
                  Greenberg Traurig, LLP
                  1750 Tysons Boulevard, 12th Floor
                  Tysons Corner, Virginia  22102
                  Attention:  Lee R. Marks, Esq.

         To LLC:
                  VIA Wireless, LLC
                  6781 North Palm
                  Fresno, California 93704
                  Attention:  David S. Nelson, President

         With copies to:
                  Matthew J. Boos
                  Post Office Box 21
                  47034 Road 201
                  O'Neals, CA  93645

                  Delmar Williams & Associates, L.P.
                  10052 Oak Branch Circle
                  Carmel, CA  93923
                  Attention:  Delwyn Williams

                  Morris, Manning & Martin, L.L.P.
                  3343 Peachtree Road N.E.
                  1600 Atlanta Financial Center
                  Atlanta, Georgia 30326
                  Attention: Oby T. Brewer, Esq.

         Any notice given by telephone shall be confirmed promptly in writing (which notice shall be effective only upon the effectiveness hereunder of the delivery of such writing). Any notice given by personal delivery, by United States mail, by facsimile or electronic mail, telegram or by cable shall be effective on receipt and any notice given by facsimile shall be effective upon acknowledgment or receipt of transmission by the answerback of the facsimile machine of the receiving party.

         8.9      GOVERNING LAW.

         This Agreement, and all amendments hereof and waivers and consents hereunder, shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Eastern District of California, Fresno Division and, if such court does not have jurisdiction, of the courts of the State of California in Fresno County, for the purposes of any action arising out of this Agreement, or the subject matter hereof or thereof, brought by any other party. To the extent permitted by applicable law, each party hereby waives and agrees not to assert, by way of motion, as a defense or otherwise in any such action, any claim (i) that it is not subject to the jurisdiction of the above-named courts, (ii) that the action is brought in an inconvenient forum, (iii) that it is immune from any legal process with respect to itself or its property, (iv) that the venue of the suit, action or proceeding is improper or (v) that this Agreement, or the subject matter hereof, may not be enforced in or by such courts. The prevailing party in any action or proceeding relating to this Agreement shall be entitled to recover reasonable attorneys' fees and other costs from the non-prevailing party, in addition to any other relief to which such prevailing party may be entitled.

         8.10     ENTIRE AGREEMENT; SEVERABILITY.

         If any provision of this Agreement shall be held by a court of competent jurisdiction or by the FCC to be illegal or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect and such offending provision shall be interpreted and construed to be modified to the extent necessary to be then enforceable. Notwithstanding anything to the contrary in this Agreement, the parties will promptly amend this Agreement to conform with any requests or directives from the FCC or to otherwise insure this Agreement's compliance with the Act and the rules and policies promulgated by the FCC under the Act subsequent to the execution of this Agreement.

                           [SIGNATURE PAGES TO FOLLOW]

         IN WITNESS WHEREOF, the undersigned have executed this MANAGEMENT AGREEMENT as of the date first set forth above.


                            UBIQUITEL OPERATING COMPANY

                                  By:
                                     ------------------------------------
                                  Name:
                                  Title:

                            VIA WIRELESS, LLC

                                  By:
                                     ------------------------------------
                                  Name:
                                  Title:

                                    EXHIBIT A
                                       TO
                              MANAGEMENT AGREEMENT

                       REPLACEMENT PRINCIPAL LLC OFFICERS

         The following individuals are listed in order of their appointment as the replacement Principal LLC Officer if David Nelson is unable to serve in such capacity:


First Replacement:                  David Frost

Second Replacement:                 Kathleen Taormina

Third Replacement:                  Matthew Boos

                                    EXHIBIT B
                                       TO
                              MANAGEMENT AGREEMENT

            OPERATIONS TRANSITION PLAN - KEY MILESTONES AND TIMELINE



- ------------------------------------------------------------------------------------------------------------
KEY MILESTONES                                                             DATE

- ------------------------------------------------------------------------------------------------------------
Execute Agreement-Freeze Hiring                                            Merger Signing Date
- ------------------------------------------------------------------------------------------------------------
Ubiquitel Management Team Meeting with Via staff                           Between 7 and 10 days following
                                                                           Merger Signing Date
- ------------------------------------------------------------------------------------------------------------
Active Ubiquitel participation in Sprint PCS network and market            Merger Signing Date plus 7 days
transition mtgs. (Type 3 to Type 2)
- ------------------------------------------------------------------------------------------------------------
Marketing plan adopted for conversion to exclusive marketing of Sprint     Merger Signing Date plus 17 days
PCS rate plans in Via Wireless markets
- ------------------------------------------------------------------------------------------------------------
Via Wireless converted to exclusive marketing of Sprint                    Merger Signing Date plus 52 days
PCS rate plans in Via Wireless markets
- ------------------------------------------------------------------------------------------------------------
Implementation of possible incentive plans for transition of existing      4/20/01
unlimited plan subscribers to Sprint PCS plans
- ------------------------------------------------------------------------------------------------------------
Commencement of Planning for transition from F Band to A Band              5/1/01
- ------------------------------------------------------------------------------------------------------------
Target Pre-Closing Date for UbiquiTel/Via transaction                      7/9/01
- ------------------------------------------------------------------------------------------------------------
Former Via Wireless Service Area transition to Sprint PCS Billing and      7/9/01
Customer Care Platforms
- ------------------------------------------------------------------------------------------------------------
Execution of Closing Condition of transition from F Band to A Band         Pre-Closing Date to Closing Date
                                                                           (target of 10 days or less)
- ------------------------------------------------------------------------------------------------------------
Completion of all closing requirements including spectrum transition       Closing Date

- ------------------------------------------------------------------------------------------------------------
Sale of F Band Spectrum (and Bakersfield BTA A Band)                       Tenth Day after Closing

- ------------------------------------------------------------------------------------------------------------
